Exhibit 32.2

CERTIFICATION

In connection with the quarterly report on Form 10-Q of Tier Technologies, Inc. (the “Company”) for the quarter ended December 31, 2003 (the “Report”), and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Jeffrey A. McCandless, Chief Financial Officer of the Company, hereby certifies that, to the best of his knowledge:

1.               This Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.               The information contained in this Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Dated: February 13, 2004	/s/ Jeffrey A. McCandless
Jeffrey A. McCandless, Chief Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.